                                  EXHIBIT 99.2

                                  ------------

                                WYLE ELECTRONICS
                    PRO FORMA COMBINED STATEMENTS OF INCOME
                                  (Unaudited)

                                                    (In thousands, except per share data)
                                                     Nine Months Ended September 30, 1995
                                          ------------------------------------------------------
                                                                      Pro Forma
                                             Wyle        Ginsbury    Adjustments       Pro Forma
                                          Historical    Historical   (See Note 2)       Combined
                                          -----------   ----------   ------------      ---------
Net sales                                   $778,434       $37,960       $    --        $816,394
                                            --------       -------       -------        --------
Costs and expenses
 Cost of sales                               643,774        27,937            --         671,711
 Selling and administrative expenses          91,060         6,646           548 (a)      98,028
                                                                            (226)(b)
 Interest expense, net                         1,940           108         1,411 (c)       3,365
                                                                             (94)(d)
 Non-recurring expense from related
  parties, net                                    --            48           (48)(d)          --
 Miscellaneous, net                             (866)          383            --            (483)
                                            --------       -------       -------        --------
                                             735,908        35,122         1,591         772,621
                                            --------       -------       -------        --------

Income before income taxes                    42,526         2,838        (1,591)         43,773
 Income taxes                                 16,883           752          (414)         17,221
                                            --------       -------       -------        --------
Net income                                  $ 25,643       $ 2,086       $(1,177)       $ 26,552
                                            ========       =======       =======        ========
Income per share
 Primary                                    $   2.03                                    $   2.09
                                            ========                                    ========
 Fully diluted                              $   2.01                                    $   2.07
                                            ========                                    ========

Average common and common equivalent
 shares                                       12,613                          82 (e)      12,695
                                            ========                     =======        ========




       See accompanying Notes to Pro Forma Combined Financial Statements

                                    99.2-1

                                WYLE ELECTRONICS
                    PRO FORMA COMBINED STATEMENTS OF INCOME
                                  (Unaudited)

                                                                              (In thousands, except per share data)
                                                                                  Year Ended December 31, 1994
                                                                  -------------------------------------------------------------


                                                                       Wyle            Ginsbury         Pro Forma
                                                                    Historical        Historical       Adjustments    Pro Forma
                                                                  (Dec. 31, 1994)   (Mar. 31, 1995)   (See Note 2)     Combined
                                                                  ---------------   ---------------   ------------    ---------

Net sales                                                               $792,309           $38,631    $    --          $830,940
                                                                        --------           -------    -------          --------
Costs and expenses
 Cost of sales                                                           663,741            27,171         --           690,912
 Selling and administrative expenses                                     103,253             9,177        730 (a)       112,907
                                                                                                         (253)(b)
 Special charge                                                            1,900                --         --             1,900
 Interest expense, net                                                     1,289               288      1,257 (c)         2,834
 Non-recurring income from related
  parties                                                                     --              (807)       807 (d)            --

 Miscellaneous, net                                                         (604)              253         --              (351)
                                                                        --------           -------    -------          --------
                                                                         769,579            36,082      2,541           808,202
                                                                        --------           -------    -------          --------
Income from continuing operations
 before income taxes                                                      22,730             2,549     (2,541)           22,738
 Income taxes                                                              8,750               405       (697)            8,458
                                                                        --------           -------    -------          --------
Income from continuing operations                                       $ 13,980           $ 2,144    $(1,844)         $ 14,280
                                                                        ========           =======    =======          ========

Income per share from continuing
 operations
 Primary                                                                $   1.13                                      $   1.14
                                                                        ========                                      ========
 Fully diluted                                                          $   1.12                                      $   1.14
                                                                        ========                                      ========

Average common and common equivalent
 shares                                                                   12,425                           82 (e)       12,507
                                                                        ========                      =======          ========





       See accompanying Notes to Pro Forma Combined Financial Statements

                                    99.2-2

                                WYLE ELECTRONICS
                       PRO FORMA COMBINED BALANCE SHEET
                                  (Unaudited)

                                                                    (In thousands)
                                                               As of September 30, 1995
                                                ------------------------------------------------------
                                                                              Pro Forma
                                                   Wyle       Ginsbury       Adjustments     Pro Forma
ASSETS                                          Historical   Historical     (See Note 2)     Combined
------                                          ----------   -----------   ---------------   ---------
Current assets
 Cash and cash equivalents                        $ 11,797      $ 1,843     $  (610)(f)       $ 13,030
 Receivables                                       150,665        7,144          --            157,809
 Inventories                                       176,105        2,698          --            178,803
 Prepaid expenses                                    6,765          345          --              7,110
 Due from related parties                               --        2,442      (2,442)(f)             --
                                                  --------      -------     -------           --------
 Total current assets                              345,332       14,472      (3,052)           356,752
                                                  --------      -------     -------           --------

Property, plant and equipment, net                  31,260          741         (27)(f)         31,974
                                                  --------      -------     -------           --------

Other assets                                        17,107          294      27,991 (e)         45,392
                                                  --------      -------     -------           --------

 Total Assets                                     $393,699      $15,507     $24,912           $434,118
                                                  ========      =======     =======           ========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current liabilities
 Current maturities of long-term debt             $  3,000      $   747    $     --           $  3,747
 Accounts payable                                   78,749        3,863          --             82,612
 Accrued expenses                                   28,090        2,589         (94)(f)         30,585
 Due to related parties                                 --        1,908      (1,783)(f)            125
                                                  --------      -------     -------           --------
 Total current liabilities                         109,839        9,107      (1,877)           117,069
                                                  --------      -------     -------           --------

Long-term debt, less current maturities             73,376          126      30,000 (e)        103,502
                                                  --------      -------     -------           --------

Other liabilities                                   24,961           63          --             25,024
                                                  --------      -------     -------           --------

Commitments and contingencies                           --           --          --                 --
                                                  --------      -------     -------           --------

Shareholders' equity
 Common stock                                       90,036          918        (918)(e)         93,036
                                                                              3,000 (e)
 Treasury stock                                         --       (1,757)      1,757 (e)             --
 Retained earnings                                  95,487        7,050      (1,202)(f)         95,487
                                                                             (5,848)(e)
                                                  --------      -------     -------           --------
                                                   185,523        6,211      (3,211)           188,523
                                                  --------      -------     -------           --------

Total Liabilities and Shareholders' Equity        $393,699      $15,507     $24,912           $434,118
                                                  ========      =======     =======           ========

       See accompanying Notes to Pro Forma Combined Financial Statements

                                    99.2-3

                                WYLE ELECTRONICS
                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (Unaudited)

Note 1 -- Description of Transaction

On January 2, 1996, Wyle Electronics ("Wyle"), consummated the purchase of all of the outstanding capital stock of Sylvan Ginsbury, Ltd., and certain affiliated entities ("Ginsbury"), in accordance with the terms of an agreement, dated as of December 6, 1995, by and between Wyle and Ginsbury.

Pro Forma Combined Statements of Income for the year ended December 31, 1994 includes operating results for Ginsbury for its fiscal year ended March 31, 1995. Pro Forma Combined Statements of Income for the nine months ended September 30, 1995 reflect operating results for Ginsbury for this nine month period.

Note 2 -- Pro Forma Adjustments

Adjustments to Pro Forma Combined Statements of Income

 (a) Amortization of goodwill, based on the excess of the purchase price of the acquisition over the estimated fair value of tangible and identifiable intangible assets and liabilities assumed, using the straight-line method over 40 years.

     Also reflects amortization on $100,000 of purchase price assigned as the estimated value of seller's noncompetition requirement over a three year period.

 (b) Reflects non-recurring salary and benefits adjustments for an officer who will not continue upon completion of the acquisition.

 (c) Reflects estimated interest expense using Wyle's average effective interest rate for the respective periods applied to the additional $30 million debt incurred to finance the acquisition.

 (d) To eliminate non-recurring income and expenses associated with Ginsbury related party activities which will not continue.

 Adjustments to Pro Forma Combined Balance Sheet

 (e) To reflect the excess of the purchase price of the acquisition over the estimated fair value of tangible and identifiable intangible assets acquired and liabilities assumed as goodwill and the elimination of the Ginsbury equity as of September 30, 1995.

     Assumes the borrowing of $30 million to finance the acquisition using existing available lines of credit.

                                    99.2-4

     Also reflects $3 million of restricted stock to be issued in connection with the acquisition, which represents an estimated 82,000 shares of Wyle Common Stock based on the average closing price of Wyle Common Stock as reported by the New York Stock Exchange on the 20 trading days immediately prior to January 2, 1996, the date of acquisition.

 (f) To eliminate Ginsbury intercompany and related party activity which will be settled or eliminated in conjunction with the closing of the acquisition.

Note 3 -- Pro Forma Combined Financial Statements

The Pro Forma Combined Financial Statements do not purport to be indicative of the results which would actually have been reported if Wyle and Ginsbury had been combined nor which may be reported in the future. These statements should be read in conjunction with the historical financial statements and accompanying notes of Wyle, incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1994, and of Ginsbury included in this Form 8-K.

Note 4 -- Discontinued Operations

On December 23, 1994, the company completed the sale of its Scientific Services & Systems Group and, for 1994, accounted for this business as a discontinued operation. For the year ended December 31, 1994, the company recorded a net loss on sale of this discontinued operation of $15.8 million, after income taxes.

                                    99.2-5